Exhibit 10.6

CONSENT AND SUPPORT AGREEMENT

This CONSENT AND SUPPORT AGREEMENT (“Agreement”) is being executed and delivered as of the date set forth on the signature page hereof, for the benefit of CORONADO BIOSCIENCES, INC., a Delaware corporation (the “Company”), by the stockholder of the Company identified on the signature page hereof (the “Stockholder”).

RECITALS

A. The Company’s Board of Directors (the “Board”) has approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation, as modified by that certain Certificate of Designation, Preferences and Rights of the Series B Preferred Stock (the “Current Certificate”) to (i) eliminate the Special Dividend set forth in Article IV.E Section 1(a) of the Current Certificate and (ii) restate the automatic conversion provision applicable to the Company’s Series A Preferred Stock (the “Series A Preferred”) set forth in Article IV.E, Section 5(j) of the Current Certificate which, in turn, is applicable to the Company’s Series B Preferred Stock (the “Series B Preferred”) in accordance with the terms of the Series B Preferred. Such amendment, as approved by the Board, (the “Certificate of Amendment”) is attached hereto as Exhibit A-1.

B. The Board is currently negotiating with Kopr Resources, Inc. (“Kopr”), a public “shell” company that is reporting pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with which the Company would enter into a “reverse merger” transaction (the “Merger”). Pursuant to the Merger, it is currently contemplated that the Merger would be consummated in accordance with the terms of that certain Summary of Terms of Proposed Reverse Merger between the Company and Kopr dated March 14, 2011, (the “Reverse Merger Term Sheet”) attached hereto as Exhibit B.

C. As an inducement for the Stockholder to enter into this Agreement, the Board has declared, contingent upon the receipt by the Company of executed Consent and Support Agreements from the holders of a majority of the outstanding shares of Series A Preferred, a stock dividend (the “Dividend”), contingent upon and effective and payable immediately prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, payable in shares of the Company’s Common Stock, such that a dividend of one half (1/2) share of the Company’s Common Stock be paid for each one (1) share of the Series A Preferred outstanding on March 1, 2011.

AGREEMENT

For valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Stockholder), Stockholder hereby covenants and agrees as follows:

1. CONSENT. Stockholder hereby consents with respect to all shares of the Company’s capital stock actually or beneficially owned by Stockholder as of the date hereof, to the adoption of the resolutions attached hereto as Exhibit A.

2. SUPPORT AGREEMENT; PROXY.

(a) Support of Merger. From and after the date on which the Company declares the Dividend, in the event that the Board approves the Merger, Stockholder agrees to (i) be present, in person or by proxy, at all meetings for the vote thereon, (ii) vote or act by written consent with respect to all shares of the Company’s capital stock then actually or beneficially owned by Stockholder for, and raise no objections to, such Merger; provided, that (a) such Merger is consistent with the terms of the Reverse Merger Term Sheet and (b) the merger agreement with Kopr, the Certificate of Incorporation of Kopr and the respective Certificate of Designation for the Shares of Preferred Stock of Kopr for which the Series A Preferred and Series B Preferred will be exchanged in the Merger (collectively, the “Merger Documents”) are acceptable to the Stockholder in form and substance, (iii) waive and refrain from exercising any dissenters’ rights, appraisal rights or similar rights that may apply to such Merger; provided, that (a) such Merger is consistent with the terms of the Reverse Merger Term Sheet and (b) the Merger Documents are acceptable to the Stockholder in form and substance. For the avoidance of doubt, the Stockholder shall not (x) be obligated to provide any representations or warranties in connection with the Merger, (y) be liable for indemnification, if any, in such Merger or for the inaccuracy of any representations and warranties made by the Company in connection with such Merger, other than on a basis which is several and not joint or (z) take any other actions in connection with the Merger other than rendering its Series A Preferred, Series B Preferred and Common Stock for exchange in the Merger.

In the event that subsequent to the date hereof there are (i) any material changes to the terms of the Merger or the Merger Term Sheet, (ii) there are any material changes to the Merger Documents in the form approved by the Stockholders or (iii) the Company waives any material representations, warranties or closing conditions contained in the merger agreement with Kopr, the consent set forth in Section 2(a) above shall be void and the Company shall be obligated to re-solicit the Consent of the Stockholders.

3. TRANSFER OF SECURITIES AND VOTING RIGHTS.

(a) Restriction on Transfer of Securities. Subject to Section 3(c) below, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Stockholder’s shares of the Company’s capital stock.

(b) Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Date, Stockholder shall ensure that (a) none of its shares of the Company’s capital stock is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of such shares of capital stock.

(c) Permitted Transfers. Section 3(a) above shall not prohibit a transfer of Company Common Stock by Stockholder (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder and/or any member of Stockholder’s immediate family, (ii) upon the death of Stockholder, (iii) if Stockholder is a corporation, partnership or limited liability company, to one or more shareholders, partners or members of Stockholder or to an affiliated corporation under common control with Stockholder or (iv) to any affiliate of Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing, in a form reasonably satisfactory to the Company, to be bound by the terms of this Agreement.

4. DEFINITIONS.

(a) “Expiration Date” shall mean the date which is the earliest to occur of (i) immediately following the consummation of the Merger, (ii) August 15, 2011 or (iii) abandonment of the Merger by the Company or Kopr. The Company will notify the Stockholder immediately if the Company or Kopr abandons the Merger.

(b) A Stockholder shall be deemed to have a effected a “Transfer” of a security if such Stockholder directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to the Company as follows:

(a) Authorization, etc. Stockholder has the power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is an entity, then Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or (ii) require any consent or approval of any other person or entity.

(c) Stockholder represents that it is an “accredited investor” (see Appendix 1 hereto) within the meaning of Regulation D under the Securities Act.

6. MISCELLANEOUS.

(a) Registration Rights. The registration rights set forth in Appendix 2 attached hereto shall apply to all of the Registrable Securities (as defined in Appendix 2) held by the Stockholder as of the date hereof or issued as part of the Dividend. The Company represents to the Stockholder that the registration rights set forth in Appendix 2 attached hereto are at least as favorable as those offered to the purchasers of the Company’s Series C Preferred Stock. The Company further covenants to the Stockholder that it will not provide to the holders of the Series C Preferred Stock registration rights that are more favorable than those offered to the Stockholder, without offering such rights to the Stockholder.

(b) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c) Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other party):

if to Stockholder:

at the address set forth on the signature page hereof; and

if to the Company:

45 Rockefeller Plaza, Suite 2000

New York, NY, 10111

Attn: Chief Executive Officer

(d) Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Stockholder and the Company relating to the subject matter hereof.

(e) Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

(f) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws). The parties submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any action, suit or proceeding arising out of this Agreement.

(g) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs,

personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(h) Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Without limiting any of the restrictions set forth in Section 3 hereof (or elsewhere in this Agreement), this Agreement shall be binding upon any person or entity to whom any of Stockholder’s shares of the Company’s capital stock are transferred. Nothing in this Agreement is intended to confer on any person or entity (other than the Company and its successors and assigns) any rights or remedies of any nature.

(i) Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(j) Jury Trial. STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

[REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Stockholder has caused this Agreement to be executed as of the date set forth below.

STOCKHOLDER:

Name of Stockholder:

___________________________________________

Signature: __________________________________

Name and Title (if Stockholder is an entity):

Address: ___________________________________

Date: ______________________________________

Acknowledged and Agreed:

COMPANY:

By: _______________________________________

Name: ____________________________________

Title: _____________________________________

EXHIBIT A

STOCKHOLDER RESOLUTIONS

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

WHEREAS, the Company’s Board of Directors has approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation, as modified by that certain Certificate of Designation, Preferences and Rights of the Series B Preferred Stock (the “Current Certificate”) to (i) eliminate the Special Dividend set forth in Article IV.E, Section 1(a) of the Current Certificate and (ii) restate the automatic conversion provision applicable to the Company’s Series A Preferred Stock, set forth in Article IV.E, Section 5(j) of the Current Certificate which, in turn, is applicable to the Company’s Series B Preferred Stock (the “Series B Preferred”) in accordance with the terms of the Series B Preferred.

RESOLVED, that effective and contingent upon the payment of the Dividend (as defined in the Consent and Support Agreement to which these resolutions are attached as Exhibit A) the First Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, in substantially the form attached hereto as Exhibit A-1 (the “Certificate of Amendment”) be, and it hereby is, adopted and approved in all respects;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to execute the Certificate of Amendment on behalf of the Company and to file the Certificate of Amendment with the Delaware Secretary of State in the form and manner as required by the laws of the State of Delaware; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions and execute such documents as may be necessary in order to implement the foregoing resolutions.

EXHIBIT A-1

CERTIFICATE OF AMENDMENT

APPENDIX 1

The term “accredited investor” includes:

•	an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000;

Explanation: In calculating net worth you may include equity in personal property and real estate, excluding your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.

•

an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case, including foreign income, tax exempt income and full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year;

•

either: (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (c) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (d) an insurance company as defined in Section 2(a)(13) of the Act; (e) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (g) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000; or (h) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, as defined in Rule 501(a) promulgated under the Act;

•	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

•

an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Company’s securities, with total assets in excess of $5,000,000;

•

a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Company’s securities, whose investments are directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) promulgated under the Act;

•	an entity, all the equity owners of which are “accredited investors” within one or more of the above categories; or

•	a director or executive officer of the Company.

APPENDIX 2

RESALE REGISTRATION RIGHTS

Except as set forth herein, all of the terms and conditions in (a) the letter agreements dated January 7, 2010 between the Company and the Holders of Series A Preferred Stock and Series B Preferred Stock of Asphelia Pharmaceuticals, Inc. and (b) the registration rights sections in each of the subscription agreements between the Company and the Stockholder, shall continue to apply with respect to the Registrable Securities covered by the applicable agreement. All defined terms used, but not otherwise defined, herein shall have the respective meanings ascribed to them in the Consent and Support Agreement dated as of April __, 2011.

1.1 Definitions. As used in this Appendix 2, the following terms shall have the following meanings.

(a) The term “Company” shall mean Coronado Biosciences, Inc.

(b) The term “Holder” shall mean any holder of Registrable Securities.

(c) The term “IPO” shall mean an initial offering of the Company’s securities to the public pursuant to an effective registration statement under the Securities Act.

(d) The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(e) The term “Registrable Securities” shall mean (i) the shares of common stock issuable upon the conversion of the preferred stock of the Company (or any successor security) then held by the Holder; and (ii) any shares of equity securities issuable (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) pursuant to a dividend (including, without limitation, the Dividend) or other distribution with respect to or in replacement of any Securities; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 1.11; or (D) may not be disposed of by the Holder under Rule 144 under the Securities Act without restriction including public information requirements.

(f) The term “Trading Event” means the first date on which the Company’s Common Stock trades on a national securities exchange or an Over-the-Counter Bulletin Board.

1.2 Resale Registration. In addition to the existing registration rights of the Stockholder, within 60 days of the earlier to occur of (i) the first day that shares of the Company’s capital stock are registered pursuant to Section 12 of the Exchange Act or (ii) the effective date of the Merger, (the date of the earlier of (i) or (ii) to occur referred to herein as the “Public Date”), the Company shall file a resale registration statement covering the resale of all of the Registrable Securities (or less than all, if the Company is limited in the number of shares that it can include on such resale registration statement by regulation or the requirements of any exchange), and use its reasonable best efforts to have the registration statement declared effective within 120 days after the Public Date.

1.3 Registration Procedures. In connection with the registration rights included in this Appendix 2, the Company shall, as expeditiously as reasonably possible:

(a) Use reasonable best efforts to (i) cause such registration statement to become effective, and (ii) cause such registration statement to remain effective in accordance with Section 1.12 hereof. The Company will also use its reasonable best efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the registration statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) or (ii) above in the preceding sentence to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the registration statement. In the event that the Company becomes qualified for the use of Form S-3 or any successor form at a time when any registration statement on any other Form which includes Registrable Securities is required to be maintained hereunder, the Company shall, upon the request of any Holder, subject to Section 1.4, (i) as expeditiously as reasonably possible, use commercially reasonable efforts to cause a Short-Form Registration covering such Registrable Securities to become effective and (ii) comply with each of the other requirements of this Section 1.3 which may be applicable thereto. Upon the effectiveness of such Short-Form Registration, the Company shall be relieved of its obligations hereunder to keep in effect the registration statement which initially covered the Registrable Securities included in such Short-Form Registration.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use reasonable best efforts to register and qualify the securities covered by such registration statement under the state securities laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (and each Holder agrees to suspend any trading under the Registration Statement until such condition is abated).

(g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted or, if no such similar securities are listed or quoted on a securities exchange or quotation service, apply for qualification and use reasonable best efforts to qualify such Registrable Securities for inclusion on a national securities exchange or the Over-the-Counter Bulletin Board.

(h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of the Registrable Securities to the underwriters.

1.4 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Appendix 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

1.5 Registration Expenses. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 1.2 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto (“Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any professional fees or costs of accounting, financial or legal advisors to any of the Holders.

1.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, if the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, for any selling Holder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

1.7 Rule 415 Requirements. Notwithstanding the registration obligations set forth in Section 1.2, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) file amendments to the registration statement as required by the SEC and/or (iii) withdraw the registration statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. In the event the Company amends the registration statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will file with the SEC, as promptly as allowed by the SEC or by SEC guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the registration statement, as amended, or the New Registration Statement and cause such registration statement to be declared effective by the SEC. The foregoing notwithstanding, if the Company is required to limit the number of shares that it can include on such resale registration statement or New Registration Statement by regulation or the requirements of the SEC or any exchange, then, notwithstanding any other registration rights of the Holder, the number of Registrable Securities to be included on such registration statement and New Registration Statement shall be allocated to the Holders on a pro rata basis based on the number of Registrable Securities held by all Holders.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Appendix 2.

1.9 Indemnification. In the event that any Registrable Securities are included in a registration statement under this Appendix 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange

Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or a violation of any provision of this Appendix 2 by a Holder.

(b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or a violation of any provision of this Appendix 2 by a Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 1.9(b) exceed the cash value of the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall the amount of any contribution under this Section 1.9(d) exceed the cash value of the net proceeds from the offering received by such Holder

(e) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Appendix 2, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) file Form 10 information as promptly as practicable after the Reverse Merger in accordance with Rule 144(i).

(b) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the IPO or Trading Event by the Company;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11 Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Appendix 2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if: (a) such transfer is otherwise effected in accordance with applicable securities laws and any agreement between the Company and the Holder; and (b) such Holder transfers at least 51% of its shares of Registrable Securities to the transferee. Except as specifically permitted by this Section 1.11, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer of such registration rights shall by void.

1.12 Termination of Registration Rights. The right of any Holder to request or demand inclusion in any registration pursuant to Section 1.2 shall terminate if all Registrable Securities held by such Holder may immediately be sold under Rule 144 without restriction, including public information requirements.